UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 21, 2015, AmerisourceBergen Corporation (the “Company”) issued a news release announcing that its Board of Directors authorized a special $2.4 billion share repurchase program intended to further enable execution of the Company’s previously announced warrant hedging strategy. The new special program will be used to mitigate the expected impact of future exercises of the warrants issued by the Company in March 2013. The Company also announced that it recently completed the $1.0 billion special share repurchase program authorized in April 2015 and had previously completed the $650 million special share repurchase program authorized in May 2014. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including the exhibit attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On September 21, 2015, the Company announced that its Board of Directors authorized a special $2.4 billion share repurchase program intended to further enable execution of the Company’s previously announced warrant hedging strategy. The new special program will be used to mitigate the expected impact of future exercises of the warrants issued by the Company in March 2013. The Company also announced that it recently completed the $1.0 billion special share repurchase program authorized in April 2015 and had previously completed the $650 million special share repurchase program authorized in May 2014.

The Company will exclude the impact of the share repurchases under the new special program and, as previously disclosed, its other special programs, from its presentation of adjusted diluted earnings per share from continuing operations until the warrants are exercised or expire.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	News release of AmerisourceBergen Corporation, dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 22, 2015	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President
and Chief Financial Officer